Exhibit 10(a)

THE FIRST AMERICAN FINANCIAL CORPORATION

STOCK BONUS PLAN

(as amended on December 9, 1992)

1. Purpose of the Plan. This Stock Bonus Plan (the “Plan”) is intended (1) to provide key management personnel of the Corporation and those companies, which are directly or indirectly owned by the Corporation (the “subsidiaries”), with a special incentive to further the profits and profitable growth of the Corporation, (2) to retain such persons who have an outstanding record in accomplishing this objective, and (3) to attract those persons with managerial skills who it is believed will substantially contribute to this objective. It is not intended that the Plan be “qualified” under Section 401(a) of the Internal Revenue Code.

2. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation (the “Board”) and shall continue in effect until terminated by action of the Board.

3. Stock Subject to the Plan. The number of shares allocated to the Plan shall be determined by the Compensation Committee (the “Committee”) of the Board, provided, however that, in the event (a) such Committee does not so determine, or (b) the Board wishes to revise a determination of the Committee, then such determination shall be made by the Board. The number of shares allocated shall be subject to adjustment as provided in paragraph 7 below. Shares awarded may be those which are authorized and unissued, or may be those which are acquired from time-to-time, as may be determined by the Board.

4. Eligibility. All persons employed by the Corporation or its subsidiaries (the “Companies”) as officers or full-time employees are eligible for an award or awards of shares. For purposes of this paragraph “full-time employee” is defined as any person employed by the Companies whose customary employment is for at least 40 hours per week, and “subsidiary” includes companies which become subsidiaries of the Corporation subsequent to the effective date of the Plan.

5. Operation and Administration.

a) No more than 300,000 Common shares may be awarded in the aggregate to all individuals participating in the Plan for any one year, which number of shares shall be subject to adjustment as provided in paragraph 7 below. The Committee may award all, a portion of, or none of such shares, for any year in which the Plan is effective. No more than 15% of the total number of shares allocated to the Plan may be awarded to any one individual.

b) The Committee, which shall consist of not less than three members of the Board of Directors, shall administer the Plan. No member of the Committee may be eligible to participate in the Plan. A majority of its members shall constitute a quorum. In order to be effective, all awards of shares and other actions taken with respect to the Plan, must be approved by a quorum.

c) The Committee shall annually determine which eligible individuals, if any, shall receive awards of shares, and the number of shares which each individual shall be awarded. Such determinations shall be based on the Committee’s evaluation of each individual’s performance during the Corporation’s preceding fiscal year, taking into consideration the Corporation’s financial performance during such year.

d) The Committee shall have complete and final authority in its discretion to prescribe, alter and rescind rules concerning the administration of the Plan; to interpret the Plan and rules which concern it; and to make all determinations necessary or advisable in the administration of the Plan. All such determinations and interpretations shall be final and conclusive.

6. Registration and Qualification. Any participant receiving an award of shares shall, prior to the issuance of such shares, make such representations and furnish such information as, in the opinion of counsel for the Corporation, may be appropriate to permit the Corporation, in the light of the existence or nonexistence of an effective Registration Statement under the Securities Act of 1933 with respect to such shares, to issue shares in compliance with the provisions of that Act. In each instance, the Committee shall, prior to the issuance of awarded shares, require such participant to enter into a written agreement with the Corporation to the effect that any sale by the participant of the shares which he is to receive shall be made only in compliance with Federal and State securities laws, and regulations issued thereunder, in existence at the time of such proposed sale. If, in the opinion of counsel for the Corporation, such actions are necessary to assure such compliance, the Committee shall also cause the certificate or certificates representing the shares awarded to be appropriately legended so that no sale of the shares may be consummated unless in accordance with such laws and regulations, and shall instruct the Corporation’s transfer agent to place a “stop transfer” order in its records with respect to such shares. In addition, the Corporation shall obtain such state governmental qualifications and approvals as the Committee shall determine to be required or desirable in connection with the issuance of shares pursuant to this Plan. No rights to registration under the Securities Act of 1933 shall be conferred upon any participant in connection with shares received pursuant to the Plan; however, the Corporation, at its discretion, may, in the event it files a Registration Statement under such Act, allow participants to join in such registration for the purpose of selling their shares.

7. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of the Corporation because of stock dividends, stock splits, or reverse stock splits, the number of shares remaining unissued under the Plan shall be adjusted upward or downward on a pro rate basis. As soon as may be practicable after such change in capitalization, the Committee shall amend the Plan to reflect such adjustment.

8. Amendment, Suspension or Termination of the Plan. The Board of Directors may, from time-to-time, amend or revise the Plan as it may deem proper and in the best interests of the Corporation. The Board of Directors may, at any time, suspend or terminate the Plan, and no awards may be granted during any suspension or subsequent to any termination.

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